SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     December 5, 2000


                            Community West Bancshares
                  --------------------------------------------
              (Exact Name of Registrant as Specified in its Charter



           California               000-23575                   77-0446957
     ----------------------     -------------------     ------------------------
  (State or Other Jurisdiction   (Commission File             (IRS Employer
        of Incorporation)             Number)              Identification Number


 445 Pine Avenue, Goleta, California,                                    93117
 -------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                             (Zip Code)


                                 (805) 692-1862
                -------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



                                                        Exhibit Index at Page: 2
                                                           Total No. of Pages: 3


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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On December 1, 2000, Community West Bancshares, (the "Registrant") signed a definitive agreement to sell its wholly owned subsidiary, Palomar Community Bank ("Palomar") to Centennial First Financial Services ("Centennial") for $10.5 million, representing approximately 1.6 times tangible book value. Under the terms of the agreement Centennial will acquire all outstanding stock of Palomar in exchange for $10.5 million in cash, payable to the Registrant on the date of the closing. The sale is expected to be consummated in the third quarter of 2001. Centennial First Financial Services is located in Redlands, California.

     A portion of the cash received from the sale will be used by the Registrant to retire all holding company debt, currently $5.5 million. The remaining funds will be used to buyback common stock, and to downstream capital to its primary subsidiary, Goleta National Bank ("Goleta"), as well as to provide for general corporate expenses. This downstream would allow for a significantly higher level of growth for Goleta.

     The Registrant acquired Palomar in 1998 by issuing 1,367,542 shares of common stock. The transaction was accounted for as a purchase and the asset was recorded on the Registrant's balance sheet at the market value of the shares issued on the date of acquisition. This acquisition of Palomar by the Registrant created $6 million in goodwill. In accordance with Generally Accepted Accounting Principles ("GAAP"), the Registrant will recognize approximately $1.5 million pre-tax charge this quarter related to the impairment of that goodwill. Due to this charge being recognized in the current quarter, the closing of the transaction is not expected to have a significant impact on earnings in 2001.



ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)     Exhibits

The  following  exhibit  is  filed as a part of this Current Report on Form 8-K:

2      Definitive  Agreement  December 1, 2000
99.2   Press  Release  on  December 4, 2000


                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 5, 2000                        COMMUNITY WEST BANCSHARES

                                                  By:  /s/  Lynda  Pullon  Radke
                                                     ---------------------------
                                                     Lynda  Pullon  Radke
                                                     Senior Vice President and
                                                     Chief  Financial  Officer


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